Exhibit 99.1

AITX’s RAD Reveals Next Generation Wheeled Security Robot

‘ROAMEO Generation 4’ Poised to Fulfill Broad Market Need

Detroit, Michigan, November 1, 2024 — Robotic Assistance Devices, Inc. (RAD), a subsidiary of Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCPK:AITX), reveals the core specifications for its highly anticipated next generation wheeled robot, ROAMEO™ Generation 4 (Gen 4). After years of development, this mobile robot is scheduled for customer demonstrations beginning in March 2025. This next-generation autonomous security robot is poised to finally fill a long-needed solution in the security and facility management industries: a versatile mobile security and concierge robot with enhanced capabilities, superior AI integration, and significant operational capabilities.

“The market for a robot like ROAMEO remains untapped, and based on our years serving this space, we are certain that it is a significantly large market. Having solved a myriad of technical challenges and deployed many earlier versions of ROAMEO, we are perfectly positioned to define and capture this market,” said Steve Reinharz, CEO/CTO of AITX and RAD. “This is the cumulation of years of creation, testing and perseverance. We are beyond thrilled with today’s big reveal and excited for what this robot will do for the industry and AITX.”

The Company gained valuable insights from the extensive deployments of ROAMEO 1.x and 2.x as well as the work completed for the unreleased version 3.x. The experience served as the foundation for the delivery of robust, reliable and capable autonomous mobile security solutions. With ROAMEO Gen 4, RAD significantly evolved the platform design in order to account for experience and knowledge gained over the prior years. This redesign incorporates robust full autonomous navigation and recharging, in addition to other navigation features that will be announced over the coming months. Furthermore, ROAMEO Gen 4 features a more robust software architecture built around AITX’s proprietary AIR™ technology, all aimed at delivering superior performance, reliability and cost savings. ROAMEO Gen 4 is engineered to tackle the high cost, mundane and often dangerous work currently performed by tens of thousands of security guards patrolling outdoor spaces.

Reinharz continued, “Our journey to bring ROAMEO to market has been one of determination and the relentless pursuit of innovation. Developing an autonomous mobile robotic device that meets the rigorous demands of real-world security scenarios is no easy task, but our team has been unwavering in their commitment.”

ROAMEO Gen 4 attacks this market with innovation based on RAD’s deep understanding of customer needs and deployment experience. This starts with ROAMEO’s impressive height of 6’9” (2065 mm), width of 5’5” (1660 mm) and length of 8’4” (2550 mm). ROAMEO Gen 4 commands attention with a physical stature larger than a professional security golf cart. This intentional design choice ensures that ROAMEO remains visible even in high-traffic areas, providing a clear line of sight over vehicles and people for both advanced detection and person/vehicle engagement as well as high visibility to avoid accidents and promote traffic safety. With an average weight of 1609 lbs. (730 kg) and up to 16 hours of continuous run time this unit will outperform legacy solutions, notably security guards and their golf cart, at a greatly reduced overall cost. Other important specifications include ground clearance of up to 9.4” (24 cm), four-wheel drive, and even up to 20% incline climb ability. ROAMEO Gen 4 sports 215/45R17 wheels and tires making transition to snow tires and or mud terrain tires quick and inexpensive, adding to the robot’s potential theatre of operations.

ROAMEO Gen 4 is out to set the standard in safety for unmanned, wheeled security patrol and engagement robots. Utilizing lidar, radar, visual and ultra-sonic sensors, ROAMEO Gen 4’s ability to deftly avoid obstacles is further enhanced by its advanced navigation abilities which now include predictive path of travel for vehicles and pedestrians. Safety is further enhanced with last resort bumper sensors on the front and back of ROAMEO Gen 4 as well as emergency stop buttons on either side of the unit.

“We are engaged with a standards-certification organization, and we expect to help define the requirements of a safe and certified outdoor robot in the coming years,” continued Reinharz.

The Company notes that the navigation system has over 2,000 hours of field deployment experience and the drivetrain has even more time in field testing.

ROAMEO Gen 4’s use cases are consistent with AITX’s mission of providing tools to organizations wishing to reduce cost and improve security.

Specific Use Cases for ROAMEO Gen 4 Include:

●	Industrial Facilities and Warehouses – Conducts autonomous, round-the-clock perimeter and inventory surveillance, identifying unauthorized access or potential hazards.
●	University and Corporate Campuses – Delivers patrols and property monitoring, deterring loitering and vandalism while interacting with individuals to ensure compliance with security protocols.
●	Automotive Storage and Dealership Lots – Patrols high-value inventory after hours, preventing theft and damage to assets in open lots.
●	Hospital Campuses and Parking Structures – Enhances safety by escorting late-night staff and visitors, providing a vigilant presence in parking and entry areas.
●	Corporate Headquarters and Data Centers – Protects sensitive infrastructure with routine, autonomous checks, maintaining security without relying solely on human presence.

The sales pipeline for ROAMEO Gen 4 is already robust, with interest flowing in from various sectors and key regions. Notably, a major RFQ has been submitted to a prominent regional jurisdiction, where the requirements align directly with ROAMEO Gen 4’s unique feature set. This RFQ, written specifically around the capabilities of ROAMEO, demonstrates the significant demand and tailored value that ROAMEO Gen 4 brings to high-stakes security environments.

Reinharz added, “ROAMEO’s high SaaS RMR (Software as a Service, Recurring Monthly Revenue) is a key component of our growth strategy, and we anticipate that it will significantly contribute to our fiscal year 2026 revenue. As more enterprise clients adopt ROAMEO for their security needs, the recurring revenue generated from our SaaS model will not only drive financial growth but also provide a stable and predictable income stream for the Company.”

In a press release dated October 24, 2024, the Company estimated that 250 deployed ROAMEO units could generate as much as $20 million in annual recurring revenue (ARR), a testament to the immense financial potential of this solution.

The Company also noted that additional information, including details on the pre-order period and demonstration videos will be made available in the coming months. This rollout will provide potential clients with a comprehensive understanding of ROAMEO Gen 4’s capabilities and the value it can bring to their security operations.

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances that the Company will meet its expectations with respect to its future sales volume, becoming cash flow positive, ARR or RMR. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

###

Steve Reinharz

949-636-7060

@SteveReinharz

1https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/